UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

SUNPOWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

Complete Solaria, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPWR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SPWRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On November 20, 2025, SunPower Inc. (the “Company”) issued a convertible promissory note in the original principal amount of $2,000,000 (the “Note”) to a trust controlled by Thurman J. Rodgers, the Company’s Chief Executive Officer and Executive Chairman.

The Note bears a 12% interest rate. The Note is a general unsecured obligation of the Company and will mature on July 1, 2029, unless earlier converted, redeemed or repurchased. Interest on the Note will be payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2026. The Note is convertible at the option of the holder at any time prior to the payment of the payment of the principal amount of the Note in full. Upon conversion of the Note, the Company will satisfy its conversion obligation by delivering shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”), and paying cash in respect of any fractional shares.

The conversion rate of the Note is initially equal to 626.9592 shares of Common Stock per $1,000 principal amount due under the Note. The conversion rate shall be subject to adjustment from time to time pursuant to the terms of the Note.

The Company may not redeem the Note prior to July 5, 2026. The Company may redeem for cash all (but not less than all) of Note, at its option, (i) on or after July 5, 2026 and prior to July 1, 2027, if the last reported sale price of the Common Stock has been at least 150% of the conversion price for the Note then in effect and (ii) on or after July 5, 2027 and prior to the maturity date for the Note if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the Note then in effect, in each case of (i) and (ii), for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Note, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the Note.

If the Company undergoes a change of control (as defined in the Note), then, subject to certain conditions and except as described in the Note, the holder may require the Company to redeem for cash all (but not less than all) of Note at a price equal to 100% of the principal amount of the Note.

The Note sets forth certain events of default after which the Note may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Note becomes automatically due and payable. The following events are considered “events of default” under the Note:

●	(i) any default in any payment of principal amount, change of control redemption amount or redemption price on the Note when due and payable or (ii) any default in the payment of interest when due and payable and such failure to pay is not cured within 30 calendar days from the occurrence thereof;

●	failure to deliver, when required by the Note, a change of control notice or notice of a change of control or an organic change;

●	default in the Company’s obligation to convert the Note upon exercise of the conversion right with respect to the Note if not cured within five business days after its occurrence;

●	the Company, any subsidiary of the Company or any of their respective affiliates fails to pay principal when due (whether at stated maturity or otherwise) or an uncured default exists that results in the acceleration of maturity of any indebtedness of the Company, any subsidiary of the Company or any of their respective affiliates in an aggregate amount in excess of $10,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within any applicable cure period set forth in the relevant agreement or instrument;

●	one or more final non-appealable judgments for the payment of money in any aggregate amount in excess of $10,000,000 shall be rendered against the Company, any subsidiary of the Company or any of their respective affiliates, or any combination thereof, and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company, any subsidiary of the Company or any of their respective affiliates to enforce any such judgment; and

●	certain events of bankruptcy, insolvency or reorganization of the Company.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid interest, if any, on, the Note shall automatically become due and payable. If an event of default with respect to the Note, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, a holder may at its option declare the Note to be immediately due and payable.

A copy of the Note is attached hereto as Exhibit 4.1 and is incorporated herein by reference (and the foregoing description of the Note is qualified in its entirety by reference to such exhibit).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 19, 2025, the Company received an expected letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the quarter ended September 28, 2025 (the “Q3 Form 10-Q”), the Company was not in compliance with the timely filing requirements for continued listing under Nasdaq Listing Rule 5250(c)(1).

The Nasdaq letter has no immediate effect on the listing or trading of the Company’s common stock or warrants.

The Company’s Form 12b-25 notice (the “Form 12b-25”) filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2025 stated that the Q3 Form 10-Q was delayed because the Company required more time to compile and process certain information for inclusion in the Q3 Form 10-Q. The Company anticipates filing the Q3 Form 10-Q during the week of November 24, 2025.

The Nasdaq listing rules require Nasdaq-listed companies to timely file all required periodic reports with the SEC. The Nasdaq letter stated that, under Nasdaq rules, the Company has 60 calendar days to submit a plan to regain compliance with Nasdaq’s continued listing requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company issued the Note in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The Note and the shares of Common Stock issuable upon conversion of the Note, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Note, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Note and any resulting issuance of shares of Common Stock. A maximum of 1,253,918 shares of Common Stock may be issued upon conversion of the $2,000,000 principal among of the Note based on the conversion rate of 626.9592 shares of Common Stock per $1,000 principal amount of the Note, which is subject to customary anti-dilution adjustment provisions.

Item 7.01. Regulation FD Disclosure.

On November 24, 2025, the Company issued a press release disclosing the Company’s receipt of the Nasdaq notification letter. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Convertible Promissory Note dated November 20, 2025
99.1	Press Release dated November 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunPower Inc.
Dated: November 24, 2025
	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

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